Exhibit 99.2

Investor Relations Update

April 11, 2017

General Overview

•	TRASM and Pre-tax Margin – The Company expects its first quarter total revenue per available seat mile (TRASM) to be up approximately 2 to 4 percent. In addition, the Company expects its first quarter pre-tax margin excluding special items to be approximately 4 to 6 percent.[1]

•	Special Items – The Company expects the value of its net special items (before the impact of taxes) in the first quarter to be approximately $125 million, principally consisting of merger integration expenses relating to information technology, professional fees and training as well as fleet restructuring expenses.

•	CASM – Consolidated CASM excluding fuel and special items[1] is expected to be up approximately 4 percent in 2017, which is consistent with previous guidance. First quarter consolidated CASM excluding fuel and special items[1] is expected to be up approximately 8 percent year-over-year. Unit cost increases are greatest in the first quarter as capacity is down by 1 percent and the salary increases given to our Maintenance and Fleet Service team members are not lapped until the middle of the third quarter.

•	Capacity – 2017 total system capacity is expected to be up approximately 1.5 percent vs. 2016. The 50 basis point increase from previous guidance is due to higher first quarter completion factor and an increase in regional capacity due to successful pilot recruiting programs at our wholly owned regional carriers allowing us to improve aircraft utilization. Full year domestic capacity is expected to be approximately flat year-over-year, while international capacity is expected to be up approximately 4 percent vs. 2016.

•	Liquidity – As of March 31, 2017, the Company had approximately $9.1 billion in total available liquidity, comprised of unrestricted cash and investments of $6.7 billion and $2.4 billion in undrawn revolver capacity. The Company also had a restricted cash position of $543 million.

•	Fuel – The Company expects to pay an average of between $1.67 and $1.72 per gallon of mainline jet fuel (including taxes) in the first quarter. Forecasted volume and fuel prices are provided in the following pages.

•	Cargo / Other Revenue – Includes cargo revenue, loyalty program revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, airport clubs and inflight service revenues.

•	Taxes – As of December 31, 2016, the Company had approximately $10.5 billion of federal net operating losses (NOLs) and $3.7 billion of state NOLs, substantially all of which are expected to be available in 2017 to reduce future federal and state taxable income. The Company expects to recognize a provision for income taxes in 2017 at an effective rate of approximately 38 percent, which will be substantially non-cash.

Notes:

1.	For a reconciliation of special items (including the Company’s estimates for the first quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

April 11, 2017

Mainline Comments

•	All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	The year-over-year increase in mainline CASM excluding fuel and special items for the first quarter is primarily driven by investments in new labor agreements, investments in the operation, the purchase of new aircraft and lower year-over-year mainline ASMs.

•	Other revenue is now expected to be $5.24 billion, up $330 million year-over-year. The first quarter reduction versus prior guidance is primarily due to lower than expected AAdvantage credit card acquisitions as first quarter promotions were not as effective as planned.

	1Q17E	2Q17E	3Q17E	4Q17E	FY17E2
Mainline Guidance[1]
Available Seat Miles (ASMs) (bil)	~56.6	~63.6	~65.5	~59.2	~244.9
CASM ex fuel and special items (YOY % change)[3]	+8% to +10%	+5% to +7%	+2% to +4%	+0% to +2%	+4% to +6%

Cargo Revenues ($ mil)	~170	~175	~175	~195	~715
Other Revenues ($ mil)	~1,300	~1,310	~1,315	~1,315	~5,240

Average Fuel Price (incl. taxes) ($/gal) (as of 4/7/2017)	1.67 to 1.72	1.67 to 1.72	1.70 to 1.75	1.70 to 1.75	1.69 to 1.74
Fuel Gallons Consumed (mil)	~831	~927	~957	~859	~3,574

Interest Income ($ mil)	~(21)	~(22)	~(21)	~(21)	~(85)
Interest Expense ($ mil)	~257	~264	~274	~281	~1,076
Other Non-Operating (Income)/Expense ($ mil)[4]	~(5)	~1	~1	~2	~0

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	~(425)	~(355)	~(385)	~(335)	~(1,500)

Gross Aircraft CAPEX & net PDPs	~(1,220)	~(1,037)	~(961)	~(784)	~(4,002)
Assumed Aircraft Financing	~899	~881	~769	~591	~3,141

Net Aircraft CAPEX & PDPs[2]	~(321)	~(156)	~(191)	~(193)	~(861)

Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure.
4.	Other Non-Operating (Income)/Expense primarily includes gains and losses from foreign currency.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

April 11, 2017

Regional Comments

•	The Company receives feed from 10 regional airlines, including wholly owned subsidiaries Envoy, PSA Airlines and Piedmont Airlines.

•	Regional capacity is higher than previous guidance due to better completion factor in the first quarter and successful pilot recruiting programs at our wholly owned regional carriers allowing us to improve aircraft utilization.

	1Q17E	2Q17E	3Q17E	4Q17E	FY17E2
Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	~7.78	~8.18	~8.39	~8.11	~32.45
CASM ex fuel and special items (YOY % change)[3]	-1% to +1%	+3% to +5%	+1% to +3%	-2% to +0%	+0% to +2%

Average Fuel Price (incl. taxes) ($/gal) (as of 4/7/2017)	1.73 to 1.78	1.76 to 1.81	1.79 to 1.84	1.79 to 1.84	1.77 to 1.82
Fuel Gallons Consumed (mil)	~182	~191	~200	~196	~769

Regional Airlines
Envoy[4]	Mesa Airlines, Inc.
SkyWest Airlines, Inc.[5]	Piedmont Airlines, Inc.[4]
ExpressJet Airlines, Inc.[5]	PSA Airlines, Inc.[4]
Republic Airline Inc.	Trans States Airlines, Inc.
Air Wisconsin Airlines Corporation	Compass Airlines, LLC

Notes:

1.	Includes guidance on certain non-GAAP measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
4.	Wholly owned subsidiary of American Airlines Group Inc.
5.	Pro-rate agreement and capacity purchase agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

April 11, 2017

Fleet Comments

•	In 2017, the Company expects to take delivery of 57 mainline aircraft comprised of 20 A321 aircraft, 20 B738 aircraft, 4 B738 Max aircraft, 3 B788 aircraft, and 10 B789 aircraft. The Company also expects to retire 46 mainline aircraft, including 5 A320 aircraft, 17 B757 aircraft, 9 B763 aircraft and 15 MD80 aircraft.

•	In 2017, the Company expects to reduce the regional fleet count by 13 aircraft, including the addition of 31 CRJ700 aircraft, 20 E175 aircraft and 7 ERJ140 aircraft, as well as the reduction of 52 CRJ200 aircraft and 19 Dash 8-100 aircraft.

•	The Company recently signed an amendment to one of its capacity purchase agreements (CPA) for 62 CRJ-200 aircraft which allows for a wind-down of the contract starting in the back half of 2017 with the final aircraft leaving the fleet in February of 2018. To replace these aircraft, the company entered into CPAs with other regional operators and is also reactivating some previously parked E140 aircraft. The new CPA aircraft will enter the fleet in advance of the CRJ-200 reductions to preserve flying and to ensure a seamless transition. These regional fleet changes do not materially impact the Company’s capacity plans.

		Active Mainline Ending Fleet Count
	2016A	1Q17A	2Q17E	3Q17E	4Q17E
A319	125	125	125	125	125
A320	51	49	48	47	46
A321	199	207	215	219	219
A332	15	15	15	15	15
A333	9	9	9	9	9
B738	284	289	294	299	304
B738 Max	—	—	—	1	4
B757	51	51	51	39	34
B763	31	31	31	26	22
B772	47	47	47	47	47
B773	20	20	20	20	20
B788	17	19	20	20	20
B789	4	6	8	11	14
E190	20	20	20	20	20
MD80	57	56	53	42	42

	930	944	956	940	941

		Active Regional Ending Fleet Count [1]
	2016A	1Q17A	2Q17E	3Q17E	4Q17E
CRJ200	120	123	121	95	68
CRJ700	79	93	105	110	110
CRJ900	118	118	118	118	118
DASH 8-100	23	17	12	8	4
DASH 8-300	11	11	11	11	11
E175	124	137	141	144	144
ERJ140	13	6	—	8	20
ERJ145	118	118	118	118	118

	606	623	626	612	593

Notes:

1.	At the end of the first quarter, the Company had 53 ERJ140 regional aircraft in temporary storage not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

April 11, 2017

Shares Outstanding Comments

•	The estimated weighted average shares outstanding for 2017 are listed below.

•	On January 25, 2017, the Company’s Board authorized a new $2.0 billion share repurchase program to expire by the end of 2018. This brings the total amount authorized for share repurchase programs to $11.0 billion since the merger. All prior repurchase programs had been fully expended as of December 31, 2016.

•	In the first quarter of 2017, the Company repurchased 11.7 million shares at a cost of $512 million. Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, the Company’s share count has dropped 34 percent from 756.1 million at merger close to 495.7 million shares on March 31, 2017.

2017 Shares Outstanding (shares mil)[1]

	Shares
For Q1	Basic	Diluted
Earnings	504	508
Net loss	504	504

	Shares
For Q2-Q4 Average	Basic	Diluted
Earnings	497	500
Net loss	497	497

	Shares
For FY 2017 Average	Basic	Diluted
Earnings	499	502
Net loss	499	499

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and does not assume any future share repurchases. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

April 11, 2017

The Company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliations of mainline and regional operating costs (GAAP measure) to mainline and regional operating costs excluding special items and fuel (non-GAAP measure). Management uses mainline and regional operating costs excluding special items and fuel to evaluate the Company’s current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to better understand and analyze the Company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the Company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to better understand the Company’s core performance.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	1Q17 Range		2Q17 Range		3Q17 Range		4Q17 Range		FY17 Range
	Low	High	Low	High	Low	High	Low	High	Low	High
Mainline[1]
Mainline operating expenses	$7,386	$7,537	$7,638	$7,801	$7,854	$8,024	$7,469	$7,632	$30,439	$31,085
Less mainline fuel expense	1,388	1,429	1,548	1,594	1,627	1,675	1,460	1,503	6,023	6,202
Less special items	118	118	—	—	—	—	—	—	118	118

Mainline operating expense excluding fuel and special items	5,881	5,989	6,090	6,206	6,227	6,349	6,009	6,129	24,298	24,765

Mainline CASM (cts)	13.05	13.32	12.01	12.27	11.99	12.25	12.62	12.89	12.43	12.69

Mainline CASM excluding fuel and special items (Non-GAAP) (cts)	10.39	10.58	9.58	9.76	9.51	9.69	10.15	10.35	9.92	10.11

Mainline ASMs (bil)	56.6	56.6	63.6	63.6	65.5	65.5	59.2	59.2	244.9	244.9

Regional[1]
Regional operating expenses	$1,558	$1,592	$1,624	$1,659	$1,636	$1,671	$1,599	$1,634	$6,401	$6,541
Less regional fuel expense	315	324	336	346	358	368	351	361	1,360	1,398
Less special items	2	2	—	—	—	—	—	—	2	2

Regional operating expenses excluding fuel and special items	1,241	1,266	1,288	1,313	1,278	1,303	1,248	1,273	5,039	5,140

Regional CASM (cts)	20.02	20.46	19.86	20.28	19.50	19.92	19.71	20.15	19.73	20.16

Regional CASM excluding fuel and special items (Non-GAAP) (cts)	15.95	16.27	15.75	16.05	15.23	15.53	15.39	15.70	15.53	15.84
Regional ASMs (bil)	7.78	7.78	8.18	8.18	8.39	8.39	8.11	8.11	32.45	32.45

Other non-operating (income)/expense[1]
Other non-operating (income)/expense	$0	$0	$1	$1	$1	$1	$2	$2	$5	$5
Less special items	5	5	—	—	—	—	—	—	5	5

Other non-operating (income)/expense excluding special items	(5)	(5)	1	1	1	1	2	2	—	—

Notes: Amounts may not recalculate due to rounding.

(1)	Includes the Company’s estimate for special items for the first quarter. Special items for this period may include items related to merger integration expenses relating to information technology, professional fees and training as well as fleet restructuring expenses.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

April 11, 2017

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (especially in Part I, Item 1A. Risk Factors, Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and in the Company’s other filings with the Securities and Exchange Commission (the SEC), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information